Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2017 RESULTS

•	Safest operating year on record, total recordable incident rate down 34% year-over-year

•	Revenues of $118.3 million, up 9.5% from the third quarter of 2017

•	Tubular Sales of $17.4 million, up $9.7 million from the third quarter of 2017

•	2017 full year cash flow from operations up $35.6 million from the full year of 2016; free cash flow up $66.0 million year-over-year

•	U.S. onshore revenue up 49.7% year-over-year

February 27, 2018 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported revenues of $118.3 million and a net loss of $109.1 million, or $0.49 per diluted share, for the three months ended December 31, 2017. Adjusted net loss per diluted share for the fourth quarter was $0.26, excluding $50.5 million in severance and other charges, net of tax, primarily related to a write down in inventory of pipe and connectors, with weighted average shares outstanding of 223.2 million. Company revenue of $118.3 million was up 9.5% from the third quarter of 2017, and up 9.6% compared to the fourth quarter of 2016. Cash flow from operations for the fourth quarter of 2017 was $0.2 million, down $31.9 million from the third quarter of 2017 and up $38.9 million from the fourth quarter of 2016.

Full year 2017 revenues were $454.8 million and net loss was $159.5 million, or $0.72 per diluted share. Adjusted net loss per diluted share for the full year 2017 was $0.61, excluding $52.2 million in severance and other charges, primarily related to a write down in inventory of pipe connectors, net of tax, and a benefit of $29.0 million due to the net after-tax impact of the tax receivable agreement liability decrease and establishment of tax valuation allowances. Weighted average shares outstanding for the full year 2017 were 222.9 million. Company revenue for the full year 2017 of $454.8 million was down 6.7% compared to the full year 2016. Full year cash flow from operations was $24.8 million, up $35.6 million from the full year 2016.

Adjusted EBITDA for the fourth quarter of 2017 was a loss of $1.4 million, down $3.3 million from the third quarter of 2017. Free cash flow for the fourth quarter of 2017 was $0.2 million. Adjusted EBITDA for the full year 2017 was $5.7 million, or 1.3% of revenue, down $19.3 million from the full year 2016. Free cash flow for the full year 2017 was $16.9 million. Financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures included in this release.

Mike Kearney, Frank’s International’s Chairman, President and Chief Executive Officer commented, “We closed 2017 with positive momentum in our Tubular Sales and Blackhawk segments that will provide the basis for an upward trajectory in revenues in the year ahead. We also significantly improved our cash flow generation during 2017 through lower costs, improved processes and the divesting of nonessential assets. We also had our safest operating year on record and significantly improved our service reliability. We believe we have reached a market bottom in activity and we are well positioned to take advantage of increased activity in each of our business segments in 2018.”

Kearney continued, “In the fourth quarter, we established clear organizational goals and constructed a detailed plan of strategic initiatives to help us achieve these goals. These initiatives are centered around realigning our internal organization to improve efficiency and drive accountability, accelerating the commercialization of new technology that will lower costs to our customers and improve service reliability, and growing profitability through the expansion of new and existing products and services globally. We will be an organization that is margin minded and cost conscious, where employees are motivated and accountable, and where the technology we offer is customer-focused and automation intensive. As we begin to execute our plan in 2018, we will use our strong financial position to invest in technology for the future, diversify our portfolio of offerings organically and inorganically, strengthen our workforce and work to develop strategic partnerships that benefit our customers, employees and shareholders.”

Segment Results

International Services
International Services revenue was $52.9 million in the fourth quarter of 2017, down 1.6% compared to the third quarter of 2017, and up 15.6% compared to the fourth quarter of 2016. Full year 2017 revenue was $206.7 million, down 12.8% year-over-year. Fourth quarter 2017 revenues were lower sequentially due to lower activity and pricing in Europe and Africa. Full year 2017 revenue decreases were driven primarily by declines in the Africa and Asia Pacific regions. Decreased rig activity from completed projects and pricing concessions were the primary drivers of the decline.

Segment adjusted EBITDA for the fourth quarter of 2017 of $5.3 million, or 10.1% of revenue, was down 52.1% compared to the third quarter of 2017, and up $3.8 million compared to the fourth quarter of 2016. The sequential decrease was primarily related to lower activity and pricing in the Europe and Africa regions and a non-recurring payroll tax credit from the previous quarter. Segment adjusted EBITDA for 2017 was $30.8 million, or 14.9% of revenue, down 7.4% year-over-year. Adjusted EBITDA decreased due to lower revenue and margin contribution from Africa, partially offset by improved work mix in Canada. Prior year adjusted EBITDA was negatively impacted by an accounts receivable allowance related to our Venezuela operations. During the fourth quarter of 2017, management decided to temporarily abandon all operations in Venezuela and as a result took a net write-off on investments (including accounts receivable) in the country as a charge to severance and other charges.

U.S. Services
U.S. Services revenue was $28.9 million in the fourth quarter of 2017, down 0.6% compared to the third quarter of 2017, and down 12.1% compared to the fourth quarter of 2016. Full year 2017 revenue was $118.8 million, down 22.3% year-over-year. The year-over-year decline was driven by lower activity and pricing in the U.S. Gulf of Mexico, partially offset by higher U.S. land activity and pricing.

For the fourth quarter, onshore revenue within the U.S. Services segment of $14.4 million was up 1.0% compared to the third quarter of 2017 and up 59.1% compared to the fourth quarter of 2016. Full year 2017 revenue was $52.3 million, up 49.7% year-over-year. The year-over-year onshore business revenue increase was correlated to the increased drilling activity and improved pricing, partially offset by lower market share due to heightened selectivity with our customer base.

Offshore revenue within the U.S. Services segment of $14.4 million for the fourth quarter of 2017 was down 2.8% compared to the third quarter of 2017 and down 39.0% compared to the fourth quarter of 2016. Full year 2017 revenue was $66.4 million, down 43.4% year-over-year. Lower activity and pricing concessions were primarily responsible for the decline in revenues in 2017.

Segment adjusted EBITDA for the fourth quarter of 2017 was a loss of $11.6 million, down $0.3 million compared to the third quarter of 2017 and down $13.6 million compared to the fourth quarter of 2016. Segment adjusted EBITDA for 2017 was a loss of $39.4 million, down $28.3 million year-over-year. The lower adjusted EBITDA was driven by lower offshore contribution, partially offset by onshore increases in revenue and margin.

Tubular Sales
Tubular Sales revenue was $17.4 million in the fourth quarter of 2017, up $9.7 million compared to the third quarter of 2017, and down $1.9 million compared to the fourth quarter of 2016. Full year 2017 revenue was

$58.2 million, down 33.5% year-over-year. Revenue decreased year-over-year due to lower demand in the Gulf of Mexico market.

Segment adjusted EBITDA for the fourth quarter of 2017 was $1.4 million, or 8.3% of revenue, up $2.8 million compared to the third quarter of 2017, and up $1.0 million compared to the fourth quarter of 2016. Segment adjusted EBITDA for the full year 2017 was $3.2 million, or 5.5% of revenue, up $1.4 million year-over-year. Tubular Sales adjusted EBITDA increased from 2016 due cost reductions and lower manufacturing costs.

Total pipe and connector inventory decreased $68.7 million from December 31, 2016 to $33.6 million at December 31, 2017. In 2017, we recorded charges of $51.2 million related to a lower of cost and net realizable value adjustment for our pipe and connectors inventory.

Blackhawk
Blackhawk revenue for the fourth quarter of 2017 was $19.1 million, up 8.8% compared to the third quarter of 2017. Revenue was higher on increased product deliveries in the Gulf of Mexico and onshore product sales.

Segment adjusted EBITDA for the fourth quarter of 2017 was $3.4 million, or 18.0% of revenue, down $0.1 million from the third quarter of 2017. Adjusted EBITDA declined due to a shift from services to lower margin product sales, lower contribution from well intervention services with the end of hurricane season in the Gulf of Mexico and integration costs.

Capital Expenditures and Balance Sheet

Gross capital expenditures were $3.3 million for the fourth quarter of 2017, excluding $3.3 million of proceeds from sale of assets. The Company’s consolidated cash and cash equivalents and short-term investments at December 31, 2017 was $294.0 million, compared to $293.9 million at September 30, 2017. Short-term investments of $81.0 million have maturities of more than three months, but less than twelve months. At December 31, 2016, cash and cash equivalents was $319.5 million.

As of December 31, 2017, the Company had no outstanding indebtedness and $2.8 million in letters of credit outstanding under its $100 million credit facility, which has been reduced to approximately $14 million due to decreased adjusted EBITDA.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2017 results on Tuesday, February 27, 2018 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 46454702. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 46454702#. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly in recent periods, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 2,900 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 50 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because free cash flow, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, segment adjusted EBITDA, and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines free cash flow as net cash provided by (used in) operating activities plus proceeds from sale of assets less capital expenditures. The Company defines adjusted net income (loss) as diluted net income (loss) available to common shareholders before severance and other charges, net of tax, merger and acquisition costs, net of tax, doubtful receivables related to Venezuela operations and net impacts of tax receivable agreement liability derecognition. The Company defines adjusted net income (loss) per diluted share as diluted net income (loss) available to common shareholders before severance and other charges, net of tax, merger and acquisition costs, net of tax, doubtful receivables related to Venezuela operations and net impacts of tax receivable agreement liability derecognition divided by diluted weighted average common shares. The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, tax receivable agreement liability derecognition, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses free cash flow and adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax and foreign currency exchange rates). The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contact:
Blake Holcomb - Director, Investor Relations and Communications
blake.holcomb@franksintl.com
713-231-2463

FRANK'S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenues:
Services	$91,659	$92,547	$85,237	$364,061	$397,369
Products	26,663	15,536	22,748	90,734	90,162
Total revenue	118,322	108,083	107,985	454,795	487,531

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization
Services (1) (2)	60,721	55,501	56,687	223,222	246,652
Products (1) (2)	25,674	16,230	19,170	87,200	70,616
General and administrative expenses (1)	38,597	39,963	33,301	163,704	171,887
Depreciation and amortization	29,402	30,650	29,937	122,102	114,215
Severance and other charges	72,968	1,648	27,548	75,354	46,406
(Gain) loss on disposal of assets	46	(829)	2,212	(2,045)	1,117
Operating loss	(109,086)	(35,080)	(60,870)	(214,742)	(163,362)

Other income (expense):
Derecognition of the tax receivable agreement ("TRA") liability	—	122,515	—	122,515	—
Other income (expense), net	1,415	(384)	2,025	1,763	4,170
Interest income, net	139	1,019	1,023	2,309	2,073
Mergers and acquisition expense	—	—	(13,784)	(459)	(13,784)
Foreign currency gain (loss)	(1,109)	1,839	(4,912)	2,075	(10,819)
Total other income (expense)	445	124,989	(15,648)	128,203	(18,360)

Income (loss) before income tax expense (benefit)	(108,641)	89,909	(76,518)	(86,539)	(181,722)
Income tax expense (benefit)	499	87,613	(10,332)	72,918	(25,643)
Net income (loss)	(109,140)	2,296	(66,186)	(159,457)	(156,079)
Net loss attributable to noncontrolling interest	—	—	—	—	(20,741)
Net income (loss) attributable to Frank's International N.V.	(109,140)	2,296	(66,186)	(159,457)	(135,338)
Preferred stock dividends	—	—	—	—	(1)
Net income (loss) available to Frank's International N.V. common shareholders	$(109,140)	$2,296	$(66,186)	$(159,457)	$(135,339)

Income (loss) per common share:
Basic	$(0.49)	$0.01	$(0.30)	$(0.72)	$(0.77)
Diluted	$(0.49)	$0.01	$(0.30)	$(0.72)	$(0.77)

Weighted average common shares outstanding:
Basic	223,219	223,056	218,066	222,940	176,584
Diluted	223,219	223,581	218,066	222,940	176,584

(1)
For the three months ended December 31, 2016, $10,738 and $2,727 have been reclassified from general and administrative expenses to services and products, respectively, and $45,336 and $11,579, respectively, for the year ended December 31, 2016. The reclassifications better reflect managements' philosophy on assessing performance and allocating resources, as well as improve comparability to the Company's peer group.

(2)
Our financial statements for the three and nine months ended September 30, 2017 have been revised by $5,480 and $16,364, respectively, to decrease cost of revenues, services and increase cost of revenues, products in order to correct a misclassification associated with Blackhawk product cost. Please see the accompanying financial statement table entitled "Revision of Previously Reported Amounts" for a summary of revisions to previously reported amounts to correct similar misclassifications.

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenue
International Services	$52,895	$53,742	$45,767	$206,746	$237,207
U.S. Services	28,879	29,065	32,872	118,815	152,827
Tubular Sales	17,423	7,701	19,364	58,210	87,515
Blackhawk	19,125	17,575	9,982	71,024	9,982
Total	$118,322	$108,083	$107,985	$454,795	$487,531

Segment Adjusted EBITDA:
International Services	$5,342	$11,151	$1,513	$30,801	$33,264
U.S. Services (1)	(11,582)	(11,322)	2,005	(39,357)	(11,012)
Tubular Sales	1,445	(1,333)	398	3,181	1,741
Blackhawk	3,437	3,477	1,038	11,090	1,038
Total	$(1,358)	$1,973	$4,954	$5,715	$25,031

(1)
Amounts previously reported as Corporate and other of $117 and $478 for the three months and year ended December 31, 2016, respectively, have been reclassified to U.S. Services to conform to the current presentation.

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016

Revenue	$118,322	$108,083	$107,985	$454,795	$487,531

Net income (loss)	$(109,140)	$2,296	$(66,186)	$(159,457)	$(156,079)
Interest income, net	(139)	(1,019)	(1,023)	(2,309)	(2,073)
Depreciation and amortization	29,402	30,650	29,937	122,102	114,215
Income tax expense (benefit)	499	87,613	(10,332)	72,918	(25,643)
(Gain) loss on disposal of assets	46	(829)	2,212	(2,045)	1,117
Foreign currency (gain) loss	1,109	(1,839)	4,912	(2,075)	10,819
Derecognition of the TRA liability	—	(122,515)	—	(122,515)	—
Charges and credits (1)	76,865	7,616	45,434	99,096	82,675
Adjusted EBITDA	$(1,358)	$1,973	$4,954	$5,715	$25,031
Adjusted EBITDA margin	(1.1)%	1.8%	4.6%	1.3%	5.1%

(1)
Comprised of Equity-based compensation expense (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $2,404, $2,342 and $3,622 respectively, and for the year ended December 31, 2017 and 2016: $13,862 and $15,978, respectively), Mergers and acquisition expense (for the three months ended December 31, and September 30, 2017 and December 31, 2016: none, none and $13,784, respectively, and for the year ended December 31, 2017 and 2016: $459 and $13,784, respectively), Severance and other charges (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $72,968, $1,648 and $27,548, respectively, and for the year ended December 31, 2017 and 2016: $75,354 and $46,406, respectively), Unrealized and realized (gains) losses (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $(28), $1,123 and $(863), respectively, and for the year ended December 31, 2017 and 2016: $2,791 and $110, respectively), Investigation-related matters (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $1,034, $2,503 and $1,343, respectively, and for the year ended December 31, 2017 and 2016: $6,143 and $6,397, respectively), and Other adjustments (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $487, none and none, respectively, and for the year ended December 31, 2017 and 2016: $487, and none, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Segment Adjusted EBITDA:
International Services	$5,342	$11,151	$1,513	$30,801	$33,264
U.S. Services (1)	(11,582)	(11,322)	2,005	(39,357)	(11,012)
Tubular Sales	1,445	(1,333)	398	3,181	1,741
Blackhawk	3,437	3,477	1,038	11,090	1,038
	(1,358)	1,973	4,954	5,715	25,031
Interest income, net	139	1,019	1,023	2,309	2,073
Depreciation and amortization	(29,402)	(30,650)	(29,937)	(122,102)	(114,215)
Income tax (expense) benefit	(499)	(87,613)	10,332	(72,918)	25,643
Gain (loss) on disposal of assets	(46)	829	(2,212)	2,045	(1,117)
Foreign currency gain (loss)	(1,109)	1,839	(4,912)	2,075	(10,819)
Derecognition of the TRA liability	—	122,515	—	122,515	—
Charges and credits (2)	(76,865)	(7,616)	(45,434)	(99,096)	(82,675)
Net income (loss)	$(109,140)	$2,296	$(66,186)	$(159,457)	$(156,079)

(1)
Amounts previously reported as Corporate and other of $117 and $478 for the three months and year ended December 31, 2016, respectively, have been reclassified to U.S. Services to conform to the current presentation.

(2)
Comprised of Equity-based compensation expense (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $2,404, $2,342 and $3,622, respectively, and for the year ended December 31, 2017 and 2016: $13,862 and $15,978, respectively), Mergers and acquisition expense (for the three months ended December 31, and September 30, 2017 and December 31, 2016: none, none and $13,784, respectively, and for the year ended December 31, 2017 and 2016: $459 and $13,784, respectively), Severance and other charges (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $72,968, $1,648 and $27,548, respectively, and for the year ended December 31, 2017 and 2016: $75,354 and $46,406, respectively), Unrealized and realized gains (losses) (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $28, $(1,123) and $863, respectively, and for the year ended December 31, 2017 and 2016: $(2,791) and $(110), respectively), Investigation-related matters (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $1,034, $2,503 and $1,343, respectively, and for the year ended December 31, 2017 and 2016: $6,143 and $6,397, respectively), and Other adjustments (for the three months ended December 31, and September 30, 2017 and December 31, 2016: $487, none and none, respectively, and for the year ended December 31, 2017 and 2016: $487, and none, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

FREE CASH FLOW RECONCILIATION

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016

Net cash provided by (used in) operating activities	$189	$32,052	$(38,677)	$24,774	$(10,831)
Add: proceeds from sale of assets	3,340	8,490	1,623	14,030	3,858
Less: capital expenditures	3,301	3,407	12,350	21,905	42,127
Free cash flow	$228	$37,135	$(49,404)	$16,899	$(49,100)

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER DILUTED SHARE

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016

Diluted net income (loss) available to common shareholders	$(109,140)	$2,296	$(66,186)	$(159,457)	$(135,339)
Derecognition of the TRA liability	—	(122,515)	—	(122,515)	—
Reversal of deferred tax assets associated with the TRA	—	49,775	—	49,775	—
Establishment of valuation allowances against net deferred tax assets and other TRA-related adjustments	—	43,747	—	43,747	—
Severance and other charges (net of tax)	50,549	1,207	17,166	52,219	32,725
Mergers and acquisition expense (net of tax)	—	—	9,754	260	9,754
Doubtful receivables related to Venezuela operations (1)	—	—	—	—	9,657
Diluted net loss excluding certain items available to common shareholders	$(58,591)	$(25,490)	$(39,266)	$(135,971)	$(83,203)

Income (loss) per diluted share	$(0.49)	$0.01	$(0.30)	$(0.72)	$(0.77)
Derecognition of the TRA liability	—	(0.55)	—	(0.55)	—
Reversal of deferred tax assets associated with the TRA	—	0.22	—	0.22	—
Establishment of valuation allowances against net deferred tax assets and other TRA-related adjustments	—	0.20	—	0.20	—
Severance and other charges (net of tax)	0.23	0.01	0.08	0.24	0.19
Mergers and acquisition expense (net of tax)	—	—	0.04	—	0.06
Doubtful receivables related to Venezuela operations (1)	—	—	—	—	0.05
Loss per diluted share excluding certain items	$(0.26)	$(0.11)	$(0.18)	$(0.61)	$(0.47)

(1)	No tax benefit associated with bad debt expense.

FRANK'S INTERNATIONAL N.V.
INCOME (LOSS) PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Numerator
Net income (loss)	$(109,140)	$2,296	$(66,186)	$(159,457)	$(156,079)
Less: Net loss attributable to noncontrolling interest	—	—	—	—	20,741
Less: Preferred stock dividends	—	—	—	—	(1)
Net income (loss) available to common shareholders	$(109,140)	$2,296	$(66,186)	$(159,457)	$(135,339)
Denominator
Basic weighted average common shares	223,219	223,056	218,066	222,940	176,584
Restricted stock units (1)	—	525	—	—	—
Diluted weighted average common shares (1)	223,219	223,581	218,066	222,940	176,584
Income (loss) per common share:
Basic	$(0.49)	$0.01	$(0.30)	$(0.72)	$(0.77)
Diluted	$(0.49)	$0.01	$(0.30)	$(0.72)	$(0.77)

(1)	Approximate number of shares of potentially convertible preferred stock to common stock up until the time of conversion on August 26, 2016, unvested restricted stock units and stock to be issued pursuant to the employee stock purchase plan have been excluded from the computation of diluted income (loss) per share as the effect would be anti-dilutive when the results from operations are at a net loss position.	642	—	656	648	35,556

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	December 31,	December 31,
	2017	2016
Cash and cash equivalents	$213,015	$319,526
Short-term investments	81,021	—
Working capital	393,586	540,670
Property, plant and equipment, net	469,646	567,024
Total assets	1,261,769	1,588,061
Total debt	4,721	276
Total stockholders' equity	1,115,901	1,311,319

	Year Ended
	December 31,
	2017	2016
Net cash provided by (used in) operating activities	$24,774	$(10,831)
Net cash used in investing activities	(77,709)	(178,915)
Net cash used in financing activities	(52,471)	(96,765)
	(105,406)	(286,511)
Effect of exchange rate changes on cash	(1,105)	3,678
Net decrease in cash and cash equivalents	$(106,511)	$(282,833)

Capital expenditures	$21,905	$42,127

FRANK'S INTERNATIONAL N.V.
REVISION OF PREVIOUSLY REPORTED AMOUNTS
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended	Nine Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	June 30, 2017	September 30, 2017

Cost of revenues, exclusive of depreciation and amortization
Services, as previously reported	$57,107	$60,777	$60,981	$117,884	$178,865
Blackhawk adjustment	(5,424)	(5,460)	(5,480)	(10,884)	(16,364)
Services, as revised	51,683	55,317	55,501	107,000	162,501

Products, as previously reported	$16,845	$17,567	$10,750	$34,412	$45,162
Blackhawk adjustment	5,424	5,460	5,480	10,884	16,364
Products, as revised	22,269	23,027	16,230	45,296	61,526